UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2010

GENTA INCORPORATED
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 8, 2010, Genta Incorporated, (the Company), announced that the Company has initiated treatment of the first subject in a new Phase 2 trial of tesetaxel in advanced melanoma.  Tesetaxel is the Company’s newest clinical-stage small molecule.  As a late Phase 2 oncology product, tesetaxel is the leading oral taxane currently in clinical development.  The new trial builds on more than ten years of Genta’s experience in melanoma clinical research.

Unlike standard taxanes (paclitaxel [Taxol®] or docetaxel [Taxotere®]) that must be infused intravenously, tesetaxel is a capsule that can be taken by mouth.  The study will examine the effects of tesetaxel in patients with advanced melanoma who have developed progressive disease after treatment with a single first-line regimen.  Endpoints of the study include response rate, durable response, disease control, progression-free survival, and safety.  The study was initiated at M.D. Anderson Cancer Center in Houston, TX, which has been the lead center for Genta’s last two clinical trials in melanoma that together have enrolled approximately 1,100 patients.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated February 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	February 8, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press Release of the Company dated February 8, 2010